Contact:	Lamar Cox
Acting Chief Financial Officer
615-599-2274

TENNESSEE COMMERCE BANCORP TO REPORT GROWTH
IN SECOND QUARTER EARNINGS AND LOANS

FRANKLIN, Tenn. (July 17, 2008) –Tennessee Commerce Bancorp, Inc. (NASDAQ: TNCC) today announced that the company expects to report growth in earnings and loans for the second quarter ended June 30, 2008.  The Company will announce its second quarter results prior to the market opening on July 29, 2008, and follow the release with a conference call at 11:00 a.m. ET to discuss the results.

“We expect to report earnings per share of $0.38 for the second quarter of 2008, an increase from $0.34 per share reported in the second quarter of 2007 and ahead of analysts’ consensus estimates of $0.37 per share,” stated Art Helf, CEO of Tennessee Commerce Bancorp.  “Our excellent performance is due to the continued growth in our loan portfolio, an increase in our net interest margin from the first quarter of 2008 and growth in net interest income after provision for loan losses.  Loan growth was up over 40% since last year and surpassed $925 million at the end of the quarter.  The bank exceeded $1 billion in total assets in May, as previously reported. Our loan quality also remained high with no sub-prime mortgage exposure.”

Tennessee Commerce Bancorp, Inc. will provide an on-line, real-time webcast and rebroadcast of its second quarter earnings conference call to be held on Tuesday, July 29, 2008.  The live broadcast of Tennessee Commerce Bancorp’s conference call will be available on-line at www.tncommercebank.com under the investor relations information as well as www.investorcalendar.com on July 29, 2008, beginning at 11:00 a.m. (Eastern Time).  The on-line replay will follow immediately and continue for 30 days.

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank.  The Bank provides a wide range of banking services and is primarily focused on business accounts. Its corporate and banking offices are located in Franklin, Tennessee, and it has loan production offices in Birmingham, Alabama, Minneapolis, Minnesota and Atlanta, Georgia.  Tennessee Commerce Bancorp’s stock is traded on The NASDAQ Global Market under the symbol TNCC.

Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as “expect,” “anticipate,” “believe,” “estimate,” “foresee,” “may,” “might,” “will,” “intend,” “could,” “would,” “plan,” “forecast” or future or conditional verb tenses and variations or negatives of such terms.  These forward-looking statements include, without limitation, those relating to the impact of our diversified customer base and focus on business accounts on our growth in 2008, our achieving $1 billion in assets during 2008 and the impact of a decreased federal funds rate on our loan demand and our customers’ business.

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TNCC to Report Growth in Second Quarter Earnings and Loans

July 17, 2008

We caution you not to place undue reliance on the forward-looking statements contained in this news release because actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, changes in economic conditions, competition for loans, mortgages and other financial services and products, changes in interest rates, concentrations within our loan portfolio, our ability to maintain credit quality, the effectiveness of our risk monitoring systems, changes in consumer preferences, the ability of our borrowers to repay loans, changes in our operating strategy, our ability to meet regulatory capital adequacy requirements, our ability to attract, train and retain qualified personnel, any geographic concentration of our assets, our ability to operate and integrate new technology, our ability to provide market competitive products and services, our ability to diversify revenue, our ability to fund growth with lower cost liabilities, laws and regulations affecting financial institutions in general and other factors detailed from time to time in our press releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect the occurrence of changes or unanticipated events, circumstances or results that occur after the date of this news release.

Additional information concerning Tennessee Commerce Bancorp can be accessed at www.tncommercebank.com.

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